Exhibit 10.1.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 30, 2020, is made by and among RPM INTERNATIONAL INC., a Delaware corporation (the “Company”), RPM ENTERPRISES, INC., a Delaware corporation (“Enterprises”) RPM LUX HOLDCO S.ÀR.L., a limited liability company formed under the laws of Luxembourg (“RPM Lux”), RPOW UK LIMITED, a limited company incorporated under the laws of England and Wales (“RPOW-UK”), RPM EUROPE HOLDCO B.V., a private company with limited liability formed under the laws of the Netherlands (“RPM-Europe”), RPM CANADA, a general partnership registered under the laws of the Province of Ontario (“RPM Canada”), TREMCO ILLBRUCK LIMITED, a limited company incorporated under the laws of England and Wales (“Tremco illbruck”), RPM CANADA COMPANY FINANCE ULC, an unlimited liability company organized under the laws of the Province of British Columbia, (“RPM Canada Company”), TREMCO ASIA PACIFIC PTY. LIMITED, a corporation incorporated under the laws of the Commonwealth of Australia (“Tremco”), RPM NEW HORIZONS NETHERLANDS B.V., a corporation incorporated under the laws of the Netherlands (“RPM Netherlands”), NEW VENTURES (UK) LIMITED, a limited company incorporated under the laws of England and Wales (“New Ventures (UK)”), RPM CH, G.P., a partnership organized under the laws of Delaware (“RPM CH”) (each of the foregoing referred to herein as a “Borrower” and collectively referred to as the “Borrowers”), the LENDERS (as defined in the Credit Agreement) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 31, 2018 (the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders make certain amendments and grant certain other accommodations all as hereinafter provided, and, subject to the terms and conditions hereof, the Administrative Agent and Lenders are willing to do so.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.          Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

2.          Amendments to the Credit Agreement.

(a) Schedule 1.1(A) to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule 1.1(A).

(b) Section 1.1. [Certain Definitions] of the Credit Agreement is hereby amended to add the following definitions in their respective appropriate alphabetical positions:

“Affected Financial Institution means (a) any EEA Financial Institution or (b) any UK Financial Institution.”

“Available Currencies shall mean, at any time, Dollars and all Optional Currencies at such time; individually, an “Available Currency”.

“Benchmark Replacement shall mean, with respect to any Available Currency, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers for such Available Currency giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body with respect to such Available Currency or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Euro Rate for (A) with respect to Dollar Loans under the Euro Rate Option, U.S. dollar-denominated syndicated credit facilities or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.”

“Benchmark Replacement Adjustment shall mean, with respect to any replacement of the Euro Rate for any Available Currency with an alternate benchmark rate for each applicable Interest Period for such Available Currency, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Euro Rate in such Available Currency with the applicable Benchmark Replacement for such Available Currency (excluding such spread adjustment) by the Relevant Governmental Body with respect to such Available Currency or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Euro Rate for (A) with respect to Dollar Loans under the Euro Rate Option, U.S. dollar-denominated syndicated credit facilities at such time or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Euro Rate for such Available Currency to the Benchmark Replacement for such Available Currency and (ii) yield- or risk-based differences between the Euro Rate and the Benchmark Replacement for such Available Currency.”

“Benchmark Replacement Conforming Changes shall mean, with respect to any Benchmark Replacement for any Available Currency, any

technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement for such Available Currency and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice in the United States (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).”

“Benchmark Replacement Date shall mean the earlier to occur of the following events with respect to the Euro Rate for any Available Currency:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Euro Rate for such Available Currency permanently or indefinitely ceases to provide the Euro Rate for such Available Currency; or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.”

“Benchmark Transition Event shall mean the occurrence of one or more of the following events with respect to the Euro Rate for any Available Currency:

(1)    a public statement or publication of information by or on behalf of the administrator of the Euro Rate for such Available Currency announcing that such administrator has ceased or will cease to provide the Euro Rate for such Available Currency, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro Rate for such Available Currency;

(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of the Euro Rate for such Available Currency, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Euro Rate for such Available Currency, a resolution authority with jurisdiction over the administrator for the Euro Rate for such Available Currency or a court or an entity with similar insolvency or resolution authority over the administrator for the Euro Rate for such Available Currency, which states that the administrator of the Euro Rate for such Available Currency has ceased or will cease to provide the Euro Rate for such Available Currency permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro Rate for such Available Currency; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Euro Rate for such Available Currency or an Official Body having jurisdiction over the Administrative Agent announcing that the Euro Rate for such Available Currency is no longer representative.”

“Benchmark Unavailability Period means, with respect to any Available Currency, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Euro Rate for such Available Currency and solely to the extent that the Euro Rate for such Available Currency has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date for such Available Currency has occurred if, at such time, no Benchmark Replacement for such Available Currency has replaced the Euro Rate for such Available Currency for all purposes hereunder in accordance with Section 4.4.4 and (y) ending at the time that a Benchmark Replacement for such Available Currency has replaced the Euro Rate for such Available Currency for all purposes hereunder pursuant to Section 4.4.4.”

“Beneficial Ownership Regulation shall mean 31 C.F.R. § 1010.230.”

“Covered Party shall have the meaning assigned to it in Section 12.19 [Acknowledgement Regarding Any Supported QFCs].”

“Delaware LLC shall mean any limited liability company organized or formed under the laws of the State of Delaware.”

“Delaware Divided LLC shall mean any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.”

“Delaware LLC Division shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.”

“Early Opt-in Event shall mean a determination by the Administrative Agent that (a) with respect to Dollar Loans under the Euro Rate Option, U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.4.4, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro Rate for loans in Dollars or (b) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency being executed at such time, or that include language similar to that contained in Section 4.4.4, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro Rate for loans in such Optional Currency.”

“Increased Net Leverage Ratio Period shall have the meaning specified in Section 8.2.8 [Maximum Leverage Ratio].”

“Increased Net Leverage Ratio Period Due to Material Acquisition shall have the meaning specified in Section 8.2.8 [Maximum Leverage Ratio].”

“Maximum Leverage Increase Notice shall mean a written notice from the Company to the Administrative Agent that the Company is electing the Increased Net Leverage Ratio Period; provided, however that such notice must be delivered on or before June 30, 2021 and provided further that within three (3) Business Days of delivering such Maximum Leverage Increase Notice, the Company will pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable fee equal to ten (10) basis points multiplied by the Revolving Credit Commitments.”

“QFC Credit Support shall have the meaning assigned to it in Section 12.19 [Acknowledgement Regarding Any Supported QFCs].”

“Relevant Governmental Body shall mean (a) the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to Optional Currency Loans, the Persons named in clause (a) of this definition, or the comparable Official Body or other applicable Person for loans in such Optional Currency as determined by the Administrative Agent in its sole discretion.”

“Resolution Authority means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”

“Supported QFC shall have the meaning assigned to it in Section 12.19 [Acknowledgement Regarding Any Supported QFCs].”

“Term Loan Credit Agreement shall mean that certain Credit Agreement, dated as of February 21, 2020, by and among certain of the Borrowers, certain of the Lenders, and PNC, as administrative agent for such Lenders, pursuant to which such Lenders made available to certain of the Borrowers term loan credit facilities in the aggregate amount of $400,000,000, as the same may from time to time be amended, supplemented, restated or otherwise modified from time to time. The Liens (if any) securing the Term Loan Credit Agreement shall be pari passu with the Liens (if any) securing all other Obligations under this Agreement and the other Loan Documents.”

“UK Financial Institution means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”

“UK Resolution Authority means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”

“U.S. Special Resolution Regimes shall have the meaning assigned to it in Section 12.19 [Acknowledgement Regarding Any Supported QFCs].”

(c)  The following definitions contained in Section 1.1. [Certain Definitions] are hereby amended and restated in their entirety as follows:

“Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”

“Bail-In Legislation means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

“Certificate of Beneficial Ownership shall mean a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by Administrative Agent from time to time in its sole discretion) regarding beneficial ownership required by the Beneficial Ownership

Regulation and certifying, among other things, the Beneficial Owners of the Foreign Borrowers.”

“Permitted Liens shall mean:

(i)    Liens existing on the Closing Date and securing Indebtedness in an aggregate principal amount not exceeding $25,000,000;

(ii)    Liens existing on other assets at the date of acquisition thereof or which attach to such assets concurrently with or within 90 days after the acquisition thereof, securing Indebtedness incurred to finance the acquisition thereof in an aggregate principal amount at any time outstanding not exceeding $75,000,000;

(iii)    any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary of the Company or is merged or consolidated with or into the Company or one of its Consolidated Subsidiaries and not created in contemplation of such event;

(iv)    any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this definition, provided that such Indebtedness is not increased and is not secured by any additional assets;

(v)    other Liens arising in the ordinary course of the business of the Company or such Consolidated Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, do not secure any obligation in an amount exceeding, individually or in the aggregate, the greater of (a) $75,000,000 or (b) 10% of the Net Worth of the Company and do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, including in relation to a Netherlands Borrower, any Lien which arises under the general banking conditions of a bank in the Netherlands with which such Netherlands Borrower holds an account;

(vi)    Liens not otherwise permitted by the foregoing clauses of this definition securing Indebtedness in an aggregate principal or face amount, together with Liens securing obligations made under item (v) above, at any date not to exceed the greater of (a) $150,000,000 or (b) 10% of the Net Worth of the Company;

(vii)    Liens incurred pursuant to receivables securitizations and related assignments and sales of any income or revenues (including Receivables), including Liens on the assets of any Receivables Subsidiary created pursuant to any receivables securitization and Liens granted by the Company and its other Consolidated Subsidiaries on Receivables in connection with the transfer thereof, or to secure obligations owing by them, in respect of any such receivables securitization; provided that the aggregate principal amount of the investments and claims held at any time by all purchasers, assignees or other transferees of (or of interests in) Receivables from any Receivables Subsidiary, and other rights to payment held by such Persons, in all receivables securitizations shall not exceed $500,000,000;

(viii)    Liens imposed by any Official Body for Taxes (a) not yet due and delinquent or (b) which are being contested in good faith and by appropriate proceedings and, during such period during which amounts are being so contested, such Liens shall not be executed on or enforced against any of the assets of any Borrower, provided that such Borrower shall have set aside on its books reserves deemed adequate therefor and not resulting in qualification by auditors;

(ix)    carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction and other like Liens arising by operation of applicable Law, arising in the ordinary course of business and securing amounts: (a) which are not overdue for a period of more than 30 days, or (b) which are being contested in good faith and by appropriate proceedings and, during such period during which amounts are being so contested, such Liens shall not be executed on or enforced against any of the assets of any Borrower, provided that such Borrower shall have set aside on its books reserves deemed adequate therefor and not resulting in qualification by auditors;

(x)    statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation;

(xi)    undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Law or which although filed or registered, relate to obligations not due or delinquent;

(xii)    investments made under the Cash Management Agreements or under cash management agreements with any other Lenders; and

(xiii)    Liens (if any) in favor of PNC in its capacity as administrative agent, in connection with the Term Loan Credit Agreement.”

“Write-Down and Conversion Powers means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution

Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

(d) The following new Section 1.4 is hereby added to the Credit Agreement immediately following Section 1.3:

“1.4 Euro Rate Notification. Section 4.4.4 [Administrative Agent’s and Lenders’ Rights] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that one or more Relevant Interbank Market offered rates is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to any Relevant Interbank Market offered rate or other rates in the definition of “Euro Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.”

(e) Section 4.9 [Successor Euro Rate Index] of the Credit Agreement is hereby amended and restated in its entirety as follows:

“4.9    Successor Euro Rate Index.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if the Administrative Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred with respect to the Euro-Rate for any Available Currency, the Administrative Agent and the Borrowers may amend this Agreement to replace the Euro-Rate for such Available Currency with a Benchmark Replacement for such Available Currency; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to all Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the Benchmark Replacement with respect to the Euro-Rate for any Available Currency is effective, each advance, conversion and renewal of a Loan in such Available Currency under the Euro-Rate Option will continue to bear interest with reference to the Euro-Rate for such Available Currency; provided however, during a Benchmark Unavailability Period with respect to any Available Currency (i) any pending selection of, conversion to or renewal of a Loan in such Available Currency bearing interest under the Euro-Rate Option that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate Option with respect to such Loan in the Dollar Equivalent amount of such Loan, (ii) all outstanding Loans in such Available Currency bearing interest under the Euro-Rate Option shall automatically be (A) if in Dollars, converted to the Base Rate Option at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan under the Euro-Rate Option) (B) if in an Optional Currency, converted to a Loan in Dollars under the Base Rate Option in the Dollar Equivalent amount of such Loan at the expiration of the existing Interest Period (or sooner, if the Administrative Agent cannot continue to lawfully maintain such affected Loan under the Euro-Rate Option in such Optional Currency) and (iii) the component of the Base Rate based upon the Euro-Rate will not be used in any determination of the Base Rate.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 4.9 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.9.”

(f)  Section 6.1.4 [No Breach] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.1.4 No Breach. Neither the execution and delivery of this Agreement or the other Loan Documents by any Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a breach of, or require any consent under, the Organizational Documents of the Company or any of its Consolidated Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any Loan Document or other material agreement or instrument (including the Term Loan Credit Agreement) to which the Company or any of its Consolidated Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such material agreement or instrument (including the Term Loan Credit Agreement), or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any of its Consolidated Subsidiaries pursuant to the terms of any such agreement or instrument.”

(g)  All references to “EEA Financial Institutions” contained in Section 6.1.11 of the Credit Agreement are hereby deleted in their entirety and replaced with references to “Affected Financial Institutions”.

(h)  Clause (i) contained in Section 8.2.3 [Liquidations, Mergers, Consolidations] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)      consolidate or merge with or into another Person or consummate any Delaware LLC Division, except that any Borrower may consolidate or merge with another Person if (A) such Borrower is the entity surviving such merger and (B) immediately after giving effect to such consolidation or merger, no Event of Default or Potential Default shall have occurred and be continuing, or”

(i)  Clause (ii) contained in Section 8.2.4 [Affiliate Transactions] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) transfer, sell, lease, assign or otherwise dispose of (including any disposition to a Delaware Divided LLC pursuant to a Delaware LLC Division) any assets to an Affiliate of the Company (other than a Consolidated Subsidiary of the Company)”

(j)  Section 8.2.8 [Maximum Leverage Ratio] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.2.8  Maximum Leverage Ratio. The Company will not permit the Net Leverage Ratio, as calculated at the end of each fiscal quarter ending after the Closing Date, to be greater than 3.75 to 1.00; provided, however, that (1) if the Company has delivered the Maximum Leverage Increase Notice, so long as no Event of Default or Potential Default exists at such time the maximum permitted Net Leverage Ratio shall increase to 4.25 to 1.00 as calculated at the end of the four fiscal quarters following delivery of the Maximum Leverage Increase Notice (such period of time being the “Increased Net Leverage Ratio Period”) and (2) with respect to any acquisition for which the aggregate consideration is $100,000,000 or greater (a “Material Acquisition”), and upon written request by the Company delivered to the Administrative Agent no later than 30 days following the consummation of such Material Acquisition, the maximum permitted Net

Leverage Ratio shall increase to 4.25 to 1.00 as calculated at the end of the four fiscal quarters following such Material Acquisition (each such period of time being an “Increased Net Leverage Ratio Period Due to Material Acquisition”); provided, further, that (i) there shall be no more than eight consecutive fiscal quarters in which the maximum permitted Net Leverage Ratio is 4.25 to 1.00, and (ii) there shall be at least four fiscal quarters in which the Net Leverage Ratio does not exceed 3.75 to 1.00 between any two Increased Net Leverage Ratio Periods Due to Material Acquisition.”

(k)  Section 9.1.5 [Defaults in Other Material Indebtedness] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“9.1.5 Defaults in Other Material Indebtedness. An “event of default” shall occur at any time under the Term Loan Credit Agreement and remain unwaived or uncured. A default or event of default shall occur at any time if the Company or any of its Consolidated Subsidiaries shall default in the payment when due of any principal of or interest on Indebtedness having an aggregate outstanding principal amount of at least $150,000,000 (other than the Loans); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof;”

(l)  Section 12.18 [Acknowledgement and Consent to Bail-in of EEA Financial Institution] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“12.18  Acknowledgement and Consent to Bail-in of Affected Financial Institution. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.”

(m) The following new Section 12.19 is hereby added to the Credit Agreement immediately following Section 12.18:

“12.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 12.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under and interpreted in accordance with 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

3.          Conditions Precedent. The Borrowers, the Administrative Agent and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent:

(a) Amendment. The Borrowers, the Administrative Agent and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment.

(b) Officer’s Certificate. A certificate of the Company signed by an Authorized Officer of the Company, dated the date hereof stating that (A) all representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (unless any such representation or warranty is qualified to materiality, in which case such representation or warranty is true and correct in all respects), except for representations and warranties made as of a specified date (which were true and correct in all material respects, as applicable, as of such date), (B) the Borrowers are in compliance with each of the covenants and conditions hereunder, and (C) no Event of Default or Potential Default exists.

(c) Fees. The Borrowers shall have paid: (i) to the Administrative Agent all fees due and owing the Administrative Agent and all reasonable, documented costs and expenses of the Administrative Agent, including without limitation, reasonable, documented fees of the Administrative Agent’s counsel in connection with this Amendment and (ii) to the Administrative Agent for the benefit of the approving Lenders, an amendment fee equal to five (5) basis points of the aggregate Revolving Credit Commitments of the approving Lenders that have delivered an executed counterpart signature page to this Amendment as of the date hereof.

(d) Miscellaneous. Such other documents, agreements, instruments, deliverables and items deemed reasonably necessary by the Administrative Agent.

4.          Representations and Warranties. Each Borrower covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Each Borrower possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by such Borrower; and that any and all actions required or necessary pursuant to such Borrower’s organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower of the terms and conditions of this Amendment; the officer of such Borrower executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Borrower and hold the title set forth below his/her name on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any material agreement or instrument, order, writ, judgment, injunction or decree to which such Borrower is a party or by which such Borrower or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by such Borrower and are full force and effect;

(b) this Amendment, the Credit Agreement and the other Loan Documents constitute the valid and legally binding obligations of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(c) all representations and warranties made by each Borrower in the Credit Agreement and the other Loan Documents are true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) (except representations and warranties which expressly relate to an earlier date or time, which representations or warranties are true and correct on and as of the specific dates or times referred to therein);

(d) this Amendment is not a substitution, novation, discharge or release of any Borrower’s obligations under the Credit Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect; and

(e) no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents.

5.          Ratification. Except as expressly modified herein and hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to waive or impair any rights, powers or remedies of Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents. In the event of any inconsistency between the terms of this Amendment and the Credit Agreement or the other Loan Documents, this Amendment shall govern. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.

6.          Governing Law. This Amendment shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles.

7.          Counterparts; Effective Date; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall be effective as of the date first set forth above. The Borrowers, the Administrative Agent and Lenders hereby (i) agree that, for all purposes of this Amendment, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Amendment or any other Loan Documents based solely on the lack of paper original copies of such Amendment and Loan Documents, including with respect to any signature pages thereto.

8.          Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

9.          Notices. Any notices with respect to this Amendment shall be given in the manner provided for in Section 12.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

10.          Survival. All representations and warranties contained herein shall survive Payment In Full. All covenants, agreements, undertakings, waivers and releases of the Borrowers contained herein shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.          Amendment. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto.

12.          Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

13.          Amendment as Loan Document; Incorporation into Loan Documents. The parties hereto acknowledge and agree that this Amendment constitutes a Loan Document. This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

RPM INTERNATIONAL INC.

By: /s/ Russell L. Gordon
Name: Russell L. Gordon
Title: Vice President and Chief Financial Officer

RPM ENTERPRISES, INC.

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: President and Secretary

RPM LUX HOLDCO S.ÀR.L.

By: /s/ Luc Leroi
Name: Luc Leroi
Title: Manager A

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Manager B

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

RPOW UK LIMITED

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

RPM EUROPE HOLDCO B.V.

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

RPM CANADA

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Manager, President and Secretary

TREMCO ILLBRUCK LIMITED

By: /s/ Daniel M. Johnson
Name: Daniel M. Johnson
Title: Director

RPM CANADA COMPANY FINANCE ULC

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Director, President and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

TREMCO ASIA PACIFIC PTY. LIMITED

By: /s/ Paul G. P. Hoogenboom
Name: Paul G. P. Hoogenboom
Title: Director

RPM NEW HORIZONS NETHERLANDS B.V.

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

NEW VENTURES (UK) LIMITED

By: /s/ Hilde De Backer
Name: Hilde De Backer
Title: Director

RPM CH, G.P.

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Manager, President and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By: /s/ Scott Nolan

Name: Scott Nolan

Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION

By: /s/ Eric W. Domin

Name: Eric W. Domin

Title: VP

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Jonathan D. Beck

Name: Jonathan D. Beck

Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

CITIZENS BANK, NATIONAL ASSOCIATION

By: /s/ Matthew Kuchta

Name: Matthew Kuchta

Title: SVP

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

BANK OF AMERICA MERRILL LYNCH

By: /s/ Mukesh Singh

Name: Mukesh Singh

Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

MUFG BANK, LTD.

By: /s/ Mark Maloney

Name: Mark Maloney

Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By: /s/ Rachel Hermanson

Name: Rachel Hermanson

Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA

By: /s/ Sangeeta Shah

Name: Sangeeta Shah

Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

SANTANDER BANK, N.A.

By: /s/ Nuno Dias Andrade

Name: Nuno Dias Andrade

Title: Managing Director

By: /s/ Andres Barbosa

Name: Andres Barbosa

Title: Executive Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

BMO HARRIS BANK, NA

By: /s/ Austin Ahrens

Name: Austin Ahrens

Title: Relationship Manager

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

KBC BANK, NV

By: /s/ Nicholas Fiore

Name: Nicholas Fiore

Title: Director

By: /s/ Francis Payne

Name: Francis Payne

Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

COMMERZBANK AG, NEW YORK BRANCH

By: /s/ Matthew Ward

Name: Matthew Ward

Title: Director

By: /s/ Robert Sullivan

Name: Robert Sullivan

Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO

CREDIT AGREEMENT]

GOLDMAN SACHS LENDING PARNTERS LLC

By: /s/ Jamie Minieri

Name: Jamie Minieri

Title: Authorized Signatory